UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: March 31, 2021
(Date of earliest event reported)

STAR EQUITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Ave. Suite 101,
Old Greenwich, CT, 06870
(Address of principal executive offices, including zip code)

203-489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 31, 2021 (the “Closing Date”), Star Equity Holdings, Inc. (the “Company”) completed its previously announced sale of DMS Health Technologies, Inc., a North Dakota corporation and indirect wholly owned subsidiary of the Company (“DMS Health”), to Knob Creek Acquisition Corp., a Tennessee corporation (“Buyer”).

The sale of DMS Health was completed pursuant to the terms of a previously disclosed Stock Purchase Agreement (the “Purchase Agreement”), dated as of October 30, 2020, by and among the Company, Project Rendezvous Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Seller”), DMS Health, a wholly owned subsidiary of Seller, and Buyer. Entry into the Purchase Agreement was previously disclosed in the Current Report on Form 8-K filed by the Company on November 3, 2020.

Pursuant to the Purchase Agreement, Buyer agreed, subject to the satisfaction or waiver of certain conditions, to purchase all of the issued and outstanding common stock of DMS Health from Seller for a purchase price of $18.75 million in cash (the “Purchase Price”), subject to certain adjustments. As previously disclosed within the Company’s Annual Report on Form 10-K, the Company, Seller, DMS Health and Buyer entered into an Amendment to Stock Purchase Agreement (the “Amendment”) on March 26, 2021, that amended the Purchase Agreement in order to, among other things, (i) eliminate the requirement that a portion of the purchase price be held in escrow upon closing, and (ii) eliminate the requirement for a purchase price adjustment at closing based on cash and net working capital. On the Closing Date, pursuant to the terms of the Purchase Agreement, Buyer purchased all of the issued and outstanding common stock of DMS Health from the Seller for the Purchase Price, with DMS Health becoming a wholly owned subsidiary of Buyer.

The foregoing summary descriptions of the Purchase Agreement and Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and Amendment, which are filed as Exhibit 10.77 and Exhibit 10.78, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2021, the Board of Directors of the Company (the “Board”), on the recommendation of the Compensation Committee of the Board, approved the payment to Matthew Molchan, a director and the President and CEO of Digirad Health, Inc., of: (i) a cash bonus of $225,000, which was immediately payable upon approval, in recognition of successfully negotiating and closing the DMS Health sale transaction, and (ii) a cash bonus of $25,000 in to be paid upon satisfaction of certain terms and conditions.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

Not Applicable.

(b)    Pro Forma Financial Information.
The following unaudited pro forma condensed combined financial statements of Star Equity Holdings, Inc. is attached hereto as Exhibit 99.1 and incorporated herein by reference:
•Unaudited pro forma condensed combined balance sheet as of December 31, 2020; and,
•Notes to the unaudited pro forma condensed combined financial information.
(c)    Shell Company Transactions.

Not Applicable.

(d)    Exhibits

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC.

By:	/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein Executive Chairman
Date:    April 06, 2021